Exhibit 10.2

October 23, 2023

Steven Madden, Ltd., as

(Client Representative)

52-16 Barnett Avenue

Long Island City, New York 11104

Daniel M. Friedman & Associates, Inc.

52-16 Barnett Ave.

Long Island City, New York 11104

Notification Factoring Rider to the

Credit Approved Receivables Purchasing Agreement

(this “Notification Rider”)

Ladies and Gentlemen:

Reference is made to the Credit Approved Receivables Purchasing Agreement presently existing between us and certain of your affiliates dated April 3, 2023, as supplemented and amended (as supplemented and amended from time to time, the “CARPA”). Capitalized terms used herein and defined in the CARPA shall have the same meanings as specified therein unless otherwise specifically defined herein.

We understand that you have acquired substantially all of the assets of Turn On Products Inc., a client of ours, and wish to assign to us, under the terms of the CARPA, certain receivables created by you from the sale of goods acquired by you from Turn On Products Inc., on a notification basis, so as to maintain a seamless transition with your customers.

We agree to service your Notification Receivables (as defined below) under a separate client number and you shall separately assign to us Notifications Receivables as set forth in Section 1.2 below.

Accordingly, the parties hereto confirm that, effective as of the date hereof and notwithstanding anything to the contrary contained in the CARPA, you hereby assign to us, for purposes of collection only, accounts receivable under Client Number ____571J_____ (such accounts receivable, individually, a “Notification Receivable” and collectively, the “Notification Receivables”) on a notification basis, as hereinafter set forth. The account debtor on each respective Notification Receivable is referred to herein as a “Notification Customer” and the term “Notification Customer” shall also additionally include such account debtor after the commencement and during the continuation of any Insolvency Event (as defined below), as well as such account debtor following its emergence from an Insolvency Event, and the respective successors and assigns of such account debtor. “Insolvency Event” shall include any proceeding or petition filed or instituted by or against the Notification Customer under any local, state or federal law, rule or regulation of any applicable foreign or domestic jurisdiction governing the Notification Customer pertaining to a bankruptcy, insolvency, receivership, assignment for the benefit of creditors or proceeding to compromise or adjust the debts of the Notification Customer, as applicable.

Each Notification Approved Receivable (as defined below) shall be considered an Approved Receivable under the CARPA, and all terms of the CARPA with respect to Approved Receivables shall additionally be applicable to the Notification Approved Receivables, except to the extent otherwise set forth in this Notification Rider. In the same respect, each Client Risk Receivable (as defined below) shall be considered a non-approved Receivable (or non-Approved Receivable, as the case may be) under the CARPA and all terms of the CARPA with respect to non-approved Receivables (or non-Approved Receivables, as the case may be) shall additionally be applicable to such Client Risk Receivables, except to the extent otherwise set forth in this Notification Rider.

For purposes hereof, (a) “Notification Approved Receivable” means a Notification Receivable on which we have assumed the Credit Risk and (b) “Client Risk Receivable” means a Notification Receivable with respect to which we have not assumed the Credit Risk.

It is also understood and agreed that you shall not assign to us under this Notification Rider, and we shall not accept, any orders related to Special Goods.

Our respective rights and obligations concerning the Notification Receivables shall be subject to and governed by the CARPA in all respects, as amended by the terms and conditions hereof:

1. HANDLING AND COLLECTING NOTIFICATION RECEIVABLES

1.1 We shall have the right to collect all Notification Receivables, to receive all collections in respect thereof, and to perform all tasks and duties that may be necessary or advisable for carrying out the transactions contemplated hereunder and except to the extent otherwise provided herein, you hereby appoint us as your receivables management agent in respect of all Notification Receivables. Further in this regard, you also hereby authorize us to take any and all steps, in your name or in ours, which we deem necessary or desirable to collect all amounts due or to become due under any and all of the Notification Receivables. You agree to promptly notify us if any checks, cash, notes, or other documents or instruments, proceeds or property are received by you with respect to any Notification Receivables, which shall be promptly turned over by you to us with proper endorsements. We may endorse or sign your name or ours on any checks or other instruments or documents with respect to Notification Receivables or the goods covered thereby. We shall keep records covering the transactions contemplated hereunder, including the identity and collection status of each Notification Receivable and collections in respect thereof.

1.2 A separate account will be maintained by us to account for the Notification Receivables. Accordingly, we will credit all Notification Receivables that are so designated by you to a separate account established by us. We shall be entitled to rely upon your exclusive instructions as to the coding of such sales and shall have no responsibility to you as a result of any errors or omissions that may occur as a result of our compliance with such instructions with respect to such coding; provided, however, that we shall have the right at any time, but shall not be obligated, to recategorize any sales which we determine to have been improperly coded by you. It is expressly understood and agreed between us that such separate account is being maintained solely for bookkeeping reasons and that for all other purposes all accounts maintained by us in your name shall be deemed to constitute one account for purposes of determining our respective rights and obligations hereunder and under the CARPA.

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1.3 If any change in the amount, terms, due date, shipping date or delivery date for any shipment of goods or rendition of services is requested, proposed, identified or required, you must submit a request for change of terms to us (as further provided in the Guide (as defined below)) or respond to our notice to you regarding any such change, and, if any such change pertains to a Notification Approved Receivable, then we shall advise you of our decision either to retain the Credit Risk or to withdraw the credit approval. Upon our reasonable request to you, you will provide us with any information, materials or documents requested by us in order for us to process or handle a change of terms request.

2. INVOICING

With respect to the Notification Receivables, you agree to: (a) (i) cause each invoice or invoice equivalent to bear a notice, legend, banner, encryption, coding or other form of instruction (in each case in form and content reasonably acceptable to us) that provides that the Notification Receivable reflected by such invoice or invoice equivalent is assigned and payable only to us, and (ii) provide written notice (in form and content reasonably acceptable to us), authenticated by you, to the Notification Customer that the Notification Receivables due from the Notification Customer are assigned and payable only to us; (b) instruct the Notification Customer to make payment on the Notification Receivables due from them either to one of our or any of our affiliates’ Post Office Boxes or to one of our or any of our affiliates’ bank accounts, as we may advise you from time to time in writing; (c) take all commercially reasonable steps so that payments and remittance information are directed to us; (d) upon our request or the request of the Notification Customer, seasonably furnish to the Notification Customer reasonable proof that the assignment to us of the Notification Receivables due from the Notification Customer has been made; and (e) take such other action as we may reasonably request in connection with, or to further, any of the foregoing. You acknowledge, understand, and agree that we may at any time in our sole discretion also take any of the foregoing actions and/or verify that you have taken any of the foregoing actions. All invoices, or their equivalents, will be promptly mailed or otherwise transmitted by you to the Notification Customer at your expense. You will provide us with copies of all invoices (or the equivalent thereof), confirmation of the assignment of the Notification Receivables to us and proof of shipment or delivery, all as we may reasonably request and/or as set forth in the Guide (as defined below). If you fail to provide us with copies of such invoices (or equivalents) or such proofs when requested by us, we will not bear any Credit Risk as to such Notification Receivables. Your printed name or rubber stamp signature on invoices and confirmatory assignment schedules shall have the same legal effect as a manual signature by one of your authorized officers or agents.

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3. PAYMENT OF NOTIFICATION RECEIVABLES

3.1 All payments received by us on the Notification Receivables will be promptly applied to your account with us after crediting your Notification Customer’s account. The Purchase Price (as defined below) for Notification Receivables with respect to which such remittances have been received and applied by us during any week, less any amounts due us, will be transferred and disbursed to you on Monday of the following week, or on the next business day thereafter, if said Monday is not a business day. No checks, drafts or other instruments received by us will constitute final payment of a Notification Receivable unless and until such items have actually been collected. “Purchase Price” shall mean, with respect to a Notification Approved Receivable, the gross amount of the respective invoice, less: factoring fees or charges to the extent unpaid, trade and cash discounts allowable to, or taken by, the Notification Customer, credits, cash on account and allowances and all amounts paid, collected or otherwise recovered prior to our purchase in respect of the invoice. For avoidance of doubt and notwithstanding anything herein to the contrary, all remittances to you hereunder shall be made by us into the Designated Account (as defined in that certain Assignment and Intercreditor Agreement dated April 3, 2023, as amended from time to time, by and among the Client Representative, us and Citizens Bank, N.A., as Agent).

3.2 The amount of the Purchase Price of any such Notification Approved Receivable(s) which remains unpaid and undisputed will be credited to your account and promptly paid to you, as of the earlier of the following dates:

(a) the date of the Notification Approved Receivable’s longest maturity if a proceeding or petition is filed by or against the Notification Customer under any state or federal bankruptcy or insolvency law, or if a receiver or trustee is appointed for the Notification Customer; or

(b) the last day of the third month following the Notification Approved Receivable’s longest maturity date if such Receivable remains unpaid as of said date without the occurrence of any of the events specified in clause (a) above.

If any Notification Approved Receivable credited to you was not paid for any reason other than Credit Risk, we shall reverse the credit and charge your account accordingly, and such Notification Approved Receivable is then deemed to be a Client Risk Receivable.

3.3 With respect to any Notification Approved Receivable that has become past due, or with respect to which the Notification Customer has undergone an adverse change in its financial condition or business prospects, or has called a meeting of creditors or ceased to do business, we shall also have the right at any time in such an instance, at our sole option, to purchase such Notification Approved Receivables from you, by paying the Purchase Price thereof, regardless of whether any of the above described circumstances have occurred.

3.4 Concurrently and automatically, upon your actual receipt of payment by us in accordance herewith of the Purchase Price for any Notification Approved Receivables, we shall purchase, and you shall transfer absolute ownership to us of, all such Notification Approved Receivables. A mere entry on our books of payment or the creation of a credit balance shall not itself constitute your receipt of payment for such purposes.

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4. GRANT OF SECURITY INTEREST

4.1 Concurrently and automatically with our purchase of any Notification Receivable, as herein provided, you shall assign and grant to us a first priority security interest in such purchased Notification Receivable and all Related Collateral (as defined below), and we shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code with respect thereto. If notice of intended disposition of any such collateral is required by law, it is agreed that five (5) days notice constitutes reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys’ fees) will be applied by us to the payment or satisfaction of your obligations under the CARPA, whether due or to become due, in such order as we may elect. You shall remain liable to us for any deficiency with respect to such obligations.

4.2 For purposes hereof, the term “Related Collateral” shall mean in respect of all purchased Notification Receivables, collectively, the following: (a) any related instruments, documents, chattel paper (including electronic chattel paper) and any other obligations owing to you by the Notification Customer with respect to such Notification Receivables; (b) unpaid seller’s rights (including rescission, repossession, replevin, reclamation and stoppage in transit) with respect to such Notification Receivables; (c) rights to any inventory represented by such Notification Receivables, including returned, rejected or repossessed goods; (d) reserves and credit balances arising with respect to such Notification Receivables; (e) guarantees, collateral, supporting obligations and letter of credit rights with respect thereto; (f) insurance policies, proceeds or rights relating to such Notification Receivables; (g) cash and non-cash proceeds thereof; and (h) books and records evidencing or pertaining thereto.

4.3 You hereby authorize us to file financing statements, and all amendments and continuations with respect thereto, all in order to create, perfect or maintain our security interest in the purchased Notification Receivables, and you hereby ratify and confirm any and all financing statements, amendments and continuations with respect thereto heretofore and hereafter filed by us pursuant to the foregoing authorization.

5. REPRESENTATIONS; COVENANTS; AND WARRANTIES

In connection with all Notification Receivables purchased by us, and/or in which we are granted a security interest, pursuant hereto, you hereby: (a) represent and warrant to us that the inventory and/or service giving rise thereto has been accepted by the Notification Customer without dispute or claim as more fully described in Paragraph F(6)(a) of the CARPA (collectively, “Customer Claims”); (b) covenant to do all such other acts and things as may be required by law to carry out the full intent and purposes hereof; and (c) agree: (i) to comply with all applicable laws to perfect our security interest in the Notification Receivables and in all Related Collateral, as herein set forth; (ii) to execute and deliver such additional documents as we may at any time and from time to time reasonably require to effectuate the foregoing and to otherwise implement this Notification Rider; and (iii) your assignment to us thereof and our security interest therein shall be free and clear of any lien, consignment arrangement, encumbrance, claim or security interest (unless subordinated and made junior to our interest in such Notification Receivables pursuant to an intercreditor agreement or similar agreement in form and substance satisfactory to us) other than in our favor, as well as free and clear of any tax or fee of any governmental authority imposed on or arising from any transactions between us, all of which taxes and fees shall be your sole responsibility (other than income and franchise taxes imposed on us which are not related to any specific transaction between us) and you hereby indemnify us in the event of any breach of this understanding. The foregoing indemnity shall survive any termination of the CARPA and/or the arrangements herein set forth with respect to the Notification Receivables.

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6. FEES AND OTHER CHARGES

6.1 For our services with respect to Notification Receivables (both Notification Approved Receivables and Client Risk Receivables), the fees set forth in Paragraph D of the CARPA, plus any applicable surcharges, shall be due and charged to your account upon your submission to us of any such Notification Receivables; provided, however, solely with respect to Notification Receivables having payment terms not to exceed the Standard Terms, Paragraph D(i) of the CARPA shall be amended and you shall pay us fees in the amount of ten basis points (0.10%) of the gross face amount of all Notification Receivables assigned to us due and owing from Wal-Mart Stores, Inc. (and any and all divisions, affiliates and subsidiaries); and (b) twenty basis points (0.20%) of the gross face amount of all other Notification Receivables assigned to us; but in each instance, no less than $5.00 per invoice (“Minimum Invoice Fee”), provided that for so long as you process all invoices with us by means of electronic batch transmission, the Minimum Invoice Fee shall be waived.

6.2 Furthermore, you agree to pay to us our fees set forth herein, including fees for: (a) special reports prepared by us at your request (fee varies with nature of report); (b) wire transfers (incoming domestic - waived; incoming foreign - waived; outgoing - $35.00 per transfer); (c) handling change of terms requests relating to Notification Receivables (waived); and (d) your usage of our on-line computer services (waived). You also agree to pay us our fees for: (i) crediting your account with proceeds of non-assigned Notification Receivables invoices received by us (waived); and (ii) charge backs of Notification Receivables invoices assigned to us that were paid directly to you or to any third party (waived). All such fees will be charged to your account when incurred. Our fees may be changed by us from time to time upon notice to you; however, any failure to give you such notice does not constitute a breach of the CARPA and does not impair our ability to institute any such change.

7. PURCHASE OF CLIENT RISK RECEIVABLES; RETURNED GOODS

7.1 Notwithstanding anything to the contrary herein, upon our purchase of the Notification Approved Receivables, we may, at our sole election, also purchase from you any other present and future Notification Receivables of the Notification Customer, due and to become due, all of which shall be included within the term “Client Risk Receivables”. Concurrently and automatically upon our purchase of any such Client Risk Accounts, we shall acquire from you absolute ownership of all of such Client Risk Accounts. With respect to all Client Risk Receivables: (a) we shall be obligated to pay you the Purchase Price therefor only upon and to the extent of our receipt of final payment thereof from the Notification Customer, subject to subsection (b) below which immediately follows and after first deducting from such Purchase Price your pro rata allocated share of any costs, fees and expenses paid or incurred by us in connection with our obtaining such payment from the Notification Customer; and (b) if moneys are due and owing from the Notification Customer for both Notification Approved Receivables and Client Risk Receivables, you agree that any payments or recoveries received on such Notification Receivables may be applied first to reduce our liability to you on any Notification Approved Receivables.

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7.2 Upon our purchase of the Notification Receivables, we shall have the right to: (a) bring suit, or otherwise enforce collection thereof, in your name or ours; (b) modify the terms of payment; (c) settle, compromise or release, in whole or in part, any amounts owing; and (d) issue credits in your name or ours. You agree to fully cooperate with us and comply with our instructions in order to enforce our rights and interests in and to the purchased Notification Receivables and in the underlying goods, including all returned, rejected or repossessed inventory. To the extent applicable, you waive any and all claims and defenses based on suretyship. In the event any suit or proceeding may be instituted to collect from the Notification Customer obligated on purchased Notification Receivables, you agree to cooperate fully with us and our counsel in prosecuting the same.

7.3 You will promptly notify us upon your granting or issuing a discount, credit or allowance with respect to any Notification Approved Receivable; provided, however, that any discounts, credits or allowances granted or issued by you shall only occur prior to our payment to you of the Purchase Price of the Notification Approved Receivable and shall reduce the Purchase Price of, and any Credit Risk we may have pertaining to, such Notification Approved Receivable to the extent of such discount, credit or allowance.

8. CUSTOMER CLAIMS AND CHARGE BACKS

8.1 We may, at any time, charge your account with the amount of any or all of your obligations hereunder which are then due and payable, including without limitation: (a) any Notification Approved Receivables which are not paid in full when due for any reason other than Credit Risk or because of an act of God, civil strife or war; (b) anticipation (interest) deducted by the Notification Customer on any Notification Receivable; (c) any Client Risk Receivable which is not paid in full when due; (d) any payment we receive on a Client Risk Receivable which payment is thereafter returned, disgorged or repaid by us in whole or in part (whether due to an alleged preference, fraudulent transfer or otherwise); (e) Customer Claims; and (f) any Notification Receivable for which there is a breach of any representation, warranty or covenant by you; all of which shall be payable by you to us upon our demand. We shall not bear the Credit Risk on any Notification Approved Receivable charged back to you and such Notification Approved Receivable shall be deemed a Client Risk Receivable. A charge back does not constitute a reassignment of a Notification Receivable; provided, however, we shall have the right in our sole discretion to reassign to you any Client Risk Receivable. We shall also immediately charge any deduction taken by the Notification Customer to your account. As and when due and payable, we may also at any time charge to your account the amount of: (i) all remittance expenses (including incoming wire charges, currency conversion fees and stop payment fees), other than stop payment fees on Notification Approved Receivables; (ii) expenses, collection agency fees and reasonable and documented out-of-pocket attorneys’ fees incurred by us in collecting or attempting to collect any Client Risk Receivable or any obligations hereunder; (iii) our fees and expenses for handling collections on Client Risk Receivables which you have requested us to process; and (iv) any loss, liability, claim or expense covered by the indemnity in the immediately following sentence. You shall indemnify us for, and hold us harmless and defend us against, and we may charge your account for, any loss, liability, claim or expense of any kind (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) arising from: (A) any Customer Claims; (B) any claim for a return or disgorgement of any payment on or relating to any Client Risk Receivable (whether due to an alleged preference, fraudulent transfer or otherwise); (C) any breach of your representation and warranty to the effect that upon our purchase of any Notification Receivables, all such Notification Receivables, whether due or to become due, shall not be subject to any lien, consignment arrangement, encumbrance, claim or security interest other than as permitted hereby; or (D) any other matter in relation to Notification Receivables. The foregoing indemnity shall survive any termination of the CARPA.

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8.2 We shall cooperate with you in the adjustment of Customer Claims, but we retain the right to adjust Customer Claims directly with the Notification Customer, upon such terms as we in our sole discretion may deem advisable.

9. STATEMENT OF ACCOUNT

We shall make available to you certain reports showing the accounting for sales, charges, and other transactions between us relating to the Notification Receivables during the applicable period (herein the “Reports”). The Reports that shall be made available to you will include, among other things, a Statement of Account reflecting transactions in an accounts receivable account, a client position account and a funds-in-use account, which accounts shall be established on our books in your name. All financial transactions between us related to the Notification Receivables, including without limitation, our purchase of Notification Receivables, will be reflected on these Reports. The Reports shall be deemed correct and binding upon you and shall constitute an account stated between us, unless we receive a written statement of your exceptions within thirty (30) days after same are made available to you.

10. TERMINATION

Notwithstanding anything in the CARPA to the contrary, you may terminate this Notification Rider by giving us at least ten (10) days’ prior written notice of termination. The effective date of termination of this Notification Rider, as more fully set forth in this Section, is herein the “Rider Termination Date”. Any termination of this Notification Rider, however, shall not affect obligations of you or us incurred hereunder prior to the Rider Termination Date (provided that our assumption of Credit Risk hereunder with respect to Notification Approved Receivables shall additionally cease upon your failure to pay our fees when due or to deliver to us the related information required by this Notification Rider or the CARPA). For the avoidance of doubt, the CARPA, other than as modified by this Notification Rider, shall continue until terminated in accordance with its terms notwithstanding any termination of this Notification Rider pursuant to this Section.

11. THE GUIDE

A detailed description of our accounting procedures used with respect to all Notification Receivables is contained in the Guide. You acknowledge that a copy of the Guide has been furnished to you or is being furnished to you concurrently with the signing of this Notification Rider, and by your signature below you acknowledge receipt thereof. The Guide provides information on credit approval processes and accounting procedures. The procedures for Electronic Batch Transmission are covered in supplemental instructions to the Guide. You further acknowledge, understand and agree that the Guide supplements the requirements of this Notification Rider and that you shall comply with, and be bound by, the Guide. All information and exhibits contained in the Guide, on any screen accessed by you, and on any print-outs, reports, statements or notices received by you are, and will be, our exclusive property and are not to be disclosed to, or used by, anyone other than you, your employees or your professional advisors, in whole or in part, unless we have consented in writing.

Subject to the additional understandings and agreements herein set forth applicable solely with respect to the Notification Receivables and the Notification Customers, the CARPA remains in full force and effect in accordance with its terms and no other changes in the terms or provisions of the CARPA are intended or implied.

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If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

Sincerely,

THE CIT GROUP/COMMERCIAL
SERVICES, INC.

By:	/s/ Amna Mahmood
Name:	Amna Mahmood
Title:	Managing Director

Read and Agreed to by:

Steven Madden, Ltd.
(Client Representative)

By:	/s/ Zine Mazouzi
Name:	Zine Mazouzi
Title:	Chief Financial Officer

Daniel M. Friedman & Associates, Inc.

By:	/s/ Zine Mazouzi
Name:	Zine Mazouzi
Title:	Treasurer

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